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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                -----------------

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 1, 1998



                            Sofamor Danek Group, Inc.
              ----------------------------------------------------
             (Exact name of Registrant as specified in its charter)



Indiana                              000-19168                  35-1580052
--------------------------------------------------------------------------------
(State or other                     (Commission                (IRS Employer
jurisdiction of                     File Number)             Identification No.)
incorporation)



1800 Pyramid Place, Memphis, Tennessee                            38132
---------------------------------------                          --------
(Address of principal executive offices)                        (Zip Code)


                                 (901) 396-2695
               --------------------------------------------------
               Registrant's telephone number, including area code


                                 Not Applicable
          ------------------------------------------------------------
         (Former name or former address, if changed since last report.)



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Item 5.  Other Events.

                  On November 1, 1998, Sofamor Danek Group, Inc. (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Medtronic, Inc., a Minnesota corporation ("Parent"), and MSD Merger Corp., an Indiana corporation and wholly owned subsidiary of Parent ("Merger Subsidiary").

                  Subject to the terms and conditions of the Merger Agreement, Merger Subsidiary will be merged with and into the Company (the "Merger") at the effective time of the Merger and the Company will become a wholly owned subsidiary of Parent. At the effective time of the Merger, then outstanding shares of common stock, no par value, of the Company ("Company Common Stock"), other than shares of Company Common Stock to be canceled in accordance with the Merger Agreement, will be converted into the right to receive a number of shares (carried out to five decimal places and rounded up if the sixth decimal place is 5 or greater) (the "Conversion Ratio") of common stock, par value $.10 per share, of Parent ("Parent Common Stock"), based on the average (rounded to the nearest full cent, with the cents rounded up if the third decimal place is 5 or more) of the daily closing sale prices of a share of Parent Common Stock as reported on the New York Stock Exchange ("NYSE") Composite Tape, as reported in the Wall Street Journal (the "Parent Average Stock Price"), for the fifteen consecutive NYSE trading days ending on and including the NYSE trading day that is two NYSE trading days prior to the meeting of shareholders of the Company that will be called to vote on the Merger (the "Determination Period"), determined as follows.

         (i) if the Parent Average Stock Price for the Determination Period is greater than $56.97 and less than $69.63, then the Conversion Ratio shall equal $115 divided by the Parent Average Stock Price for the Determination Period;
         (ii) if the Parent Average Stock Price for the Determination Period is equal to or less than $56.97, then the Conversion Ratio shall equal 2.01861; or
         (iii) if the Parent Average Stock Price for the Determination Period is equal to or greater than $69.63, then the Conversion Ratio shall equal 1.65159.

                  The Merger is subject to approval by the shareholders of the Company, regulatory approvals and other customary closing conditions.

                  Also on November 1, 1998, the Company entered into a Stock Option Agreement with Parent (the "Stock Option Agreement") pursuant to which the Company granted an option to Parent to purchase up to 5,366,478 shares of Company Common Stock at a price of $115 per share upon the occurrence of certain events related to termination of the Merger Agreement.





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                 The foregoing summaries of certain principal terms of the
Merger Agreement and the Stock Option Agreement do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement and the Stock Option Agreement, copies of which are attached hereto as Exhibit 2.1 and
Exhibit 2.2, respectively, and are hereby incorporated by reference herein.

                  A copy of the press release issued by Parent and the Company on November 2, 1998 is attached hereto as Exhibit 99.1 and is hereby incorporated by reference herein.


Item 7.  Financial Statements and Exhibits.

         (a)      Financial statements of businesses acquired.

                  Not applicable.

         (b)      Pro forma financial information.

                  Not applicable.

         (c)      Exhibits

                  2.1 Agreement and Plan of Merger, dated November 1, 1998, by and among Medtronic, Inc., MSD Merger Corp. and Sofamor Danek Group, Inc.

                  2.2 Stock Option Agreement, dated November 1, 1998, by and between Medtronic, Inc. and Sofamor Danek Group, Inc.

                  99.1  Press Release dated November 2, 1998.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 SOFAMOR DANEK GROUP, INC.


                                 By:      Stephen S. Phillips
                                       ---------------------------------------
                                          Stephen S. Phillips
                                          Executive Vice President and General
                                          Counsel


Dated: November 5, 1998




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                                  EXHIBIT INDEX

Exhibit No.                              Description
-----------                              -----------
2.1                 Agreement and Plan of Merger, dated November 1, 1998,
                    by and among Medtronic, Inc., MSD Merger Corp. and
                    Sofamor Danek Group, Inc.

2.2 Stock Option Agreement, dated November 1, 1998, by and between Medtronic, Inc. and Sofamor Danek Group, Inc.

99.1                Press Release dated November 2, 1998.